Exhibit 99.2

Hippo Reports First Quarter 2022 Financial Results
PALO ALTO, Calif. May 13, 2022 – Hippo, (NYSE: HIPO), the home insurance group focused on proactive home protection, today announced its consolidated financial results for the three months that ended March 31, 2022.

Complete financial results can be found in the company's shareholder letter in the Investor Relations section of Hippo’s website at https://investors.hippo.com.

“We’re excited by the progress reported today, achieving significant growth while delivering our best quarterly gross loss ratio since our public listing," said Hippo co-founder and CEO Assaf Wand. “We believe by focusing on geographic expansion, attracting more homeowners who embrace proactive home protection through our omni-channel strategy, and continuously refining our risk models, we will deliver better outcomes for our customers and fuel Hippo’s success.”

First Quarter Highlights
Continued Strong Growth
•25% YoY growth in 1Q22 Total Generated Premium (TGP)
•On track for full year guidance of $800-$820 million TGP
Revenue Ramped Up
•Revenue up 44% YoY
•Strong commission and fee growth
•Maintain full year guidance of $140-$142 million
Best Yet as a Public Company Gross Loss Ratio
•76% Gross Loss Ratio
•Substantial improvement continues
•Expect full year Gross Loss Ratio below 100% versus 2021’s 138%
Strong Financial Position
•$772M cash and investments at March 31, 2022
•Spinnaker A- Rating (AM Best)

Conference Call and Webcast Information

Date:	Friday, May 13, 2022
Time:	8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time
Dial-in:	844-200-6205 (U.S.) / +1 929-526-1599 (International)
Conf ID:	650753
Webcast:	https://event.on24.com/wcc/r/3726041/7018ABB129753C107EC09C3273EECB94

A replay of the webcast will be made available after the call in the investor relations section of the company’s website at https://investors.hippo.com/

Information about Key Operating Metrics

We define TGP as the aggregate written premium placed across all of our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet, or the amount of business written in our capacity as an MGA, agency, or as an insurance carrier/reinsurer. We define gross loss ratio expressed as a percentage, as the ratio of the gross losses and loss adjustment expenses, to the gross earned premium.

Forward-looking statement safe harbor

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, the quality of our products and services, and the potential growth of our business. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; and the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Hippo
Hippo’s goal is to make homes safer and better protected so customers spend less time worrying about the burdens of homeownership and more time enjoying their homes and the life within. Harnessing real-time data, smart home technology, and a growing suite of home services, we are creating the first integrated home protection platform. Hippo is headquartered in Palo Alto, California and offers insurance products that are available to more than 80 percent of U.S. homeowners in 38 states. Insurance products are offered through Hippo Insurance Services, which is a licensed property casualty insurance agent with commercial and personal lines products underwritten by various insurance companies. Hippo Insurance Services writes business through its affiliate, Spinnaker Insurance Company, which is a national property and casualty insurer rated A- by A.M. Best Company. Spinnaker’s address is 1 Pluckemin Way, Suite 102, Bedminster, NJ.  For more information, including licensing information, visit http://www.hippo.com.

Contacts
Investors:
Cliff Gallant
Investors@hippo.com

Press:
Mark Olson
press@hippo.com